EXHIBIT 23.1

SELLERS & ASSOCIATES LOGO

3785 Harrison Blvd., Suite 101 - Ogden, Utah 84403
(801) 621-8128 /bullet/ FAX (801) 627-1639


Securities and Exchange Commission
340 Fifth Street, N.W.
Washington, D.C. 20549

February 4, 1999

Commissioners:

We have read the statements made by Stansbury Holdings Corporation (Stansbury) at item 8 of Form 10-KSB annual report for the fiscal years ending June 30, 1998 and 1997. We agree with the statements concerning our firm in such Form 10-KSB.

Sincerely,

/s/ Richard E. Sellers, CPA
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Richard E. Sellers, CPA
Sellers and Associates